Pricing Supplement Dated April 26, 2010				Rule 424 (b) (3)

(To Prospectus Dated January 16, 2009)				File No. 333-156775

GMAC Inc
Demand Notes - Floating Rate

Annual Yield:	2.15%

Effective Dates:	4-26-2010	through	5-02-2010